                                                                   Exhibit 10.53

                              COAL SUPPLY AGREEMENT

         This is a coal supply agreement (the "Agreement") dated July 22, 2001 between KENTUCKY UTILITIES COMPANY, a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 ("Buyer"), and ARCH COAL SALES COMPANY, INC., a Delaware corporation, agent for the independent operating subsidiaries of ARCH COAL, INC., a Delaware corporation (collectively "Seller"), whose address is CityPlace One, Suite 300, St. Louis, Missouri 63141.

         The parties hereto agree as follows:

         SECTION 1.GENERAL. Seller will sell to Buyer and Buyer will buy from Seller steam coal under all the terms and conditions of this Agreement.

         SECTION 2. TERM. The term of this Agreement shall commence on January 1, 2002 and shall continue through December 31, 2005, subject to early termination pursuant to the terms of Sections 6.4, 8.1, 10.2, 15 and 20.7.

         SECTION 3. QUANTITY.

         Section 3.1 BASE QUANTITY. Subject to the price review set forth in
Section 8.1, Seller shall sell and deliver, and Buyer shall purchase and accept delivery of the following annual base quantity of coal ("Base Quantity"):

                  YEAR                      BASE QUANTITY (TONS)
                  ----                      --------------------
                  2002                            600,000
                  2003                          1,000,000
                  2004                          1,000,000
                  2005                          1,000,000

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

         The Base Quantity will be delivered in approximately equal monthly quantities and in accordance with a mutually agreed-upon schedule, assuming adjustments in scheduling for maintenance outages. In the event Buyer fails to take delivery of the Base Quantity in any calendar year for reasons other than an event of Force Majeure under Section 10, delivery of non-conforming coal, failure by Seller to deliver coal in accordance with the terms of this Agreement, or any other reasons excused hereunder, any deficiency in deliveries shall be made up or carried over to subsequent year(s) only upon mutual written agreement of both Buyer and Seller.

         Section 3.2 REDUCTION OF BASE QUANTITY. Seller acknowledges that Buyer intends to enter into purchase orders with Black Hawk Synfuel, LLC ("Black Hawk") and Ceredo Synfuel, LLC ("Ceredo"). The purchase order(s) with Black Hawk will provide for the sale of synfuel to Buyer by Black Hawk and for delivery at the Quincy Dock located at mile point 73.2 on the Kanawha River. The purchase order(s) with Ceredo will provide for the sale of synfuel to Buyer by Ceredo and for delivery at the KRT Terminal located at mile point 314.7 on the Ohio River. If Buyer enters into such purchase orders with Black Hawk and/or Ceredo ("Buyer's Synfuel Purchase Orders"), Buyer will forward copies of Buyer's Synfuel Purchase Orders to Seller.

         At such time as Seller receives copies of Buyer's Synfuel Purchase Orders, Seller will enter into purchase orders ("Seller's Synfuel Purchase Orders") to sell a corresponding amount of coal (the "Corresponding Tons") to the respective seller of synfuel under the applicable Seller's Purchase Order (either Black Hawk or Ceredo or both, as the case may be). Buyer and Seller will coordinate efforts so that (a) the purchase orders are simultaneously executed and reflect the same number of tons and other terms (except price), and (b) the number of tons of synfuel delivered to Buyer corresponds with the number of tons of coal delivered to Black Hawk and/or Ceredo by Seller. Provided, however, in the event the Seller is unable, after reasonable efforts, to

                                       2
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

reach agreement with the seller of synfuel concerning a purchase order for delivery of the Corresponding Tons in accordance with the terms of this Agreement, then Seller shall have no further obligation under this Section 3.2 to enter into a purchase order with such synfuel seller. Buyer and Seller agree that for each Corresponding Ton sold by Seller to Ceredo and/or Black Hawk pursuant to this Section 3.2 and for which Seller receives full payment, the annual Base Quantity required to be purchased by Buyer pursuant to Section 3.1 hereof shall be reduced by an equivalent amount. Seller shall provide to Buyer within twenty days after each calendar quarter a written accounting of the Corresponding Tons sold by Seller to Ceredo and/or Black Hawk during the prior calendar quarter. Seller acknowledges and agrees that Buyer has no obligation to enter into Buyer's Purchase Orders; however, if Buyer determines it wishes to enter into Buyer's Purchase Orders, upon Buyer's request and subject to the terms and conditions set forth in this Section, Seller will enter into Seller's Purchase Orders.

            SECTION 4. SOURCE.

         Section 4.1 SOURCE. The coal sold hereunder shall be supplied by Seller from coal mines owned or controlled by Arch Coal, Inc., its subsidiaries or affiliates, in Mingo, Logan, Lincoln, Boone and Kanawha counties, West Virginia. Seller shall determine, in its discretion, which mine or mines shall produce the coal to be supplied to Buyer for each shipment, provided that Buyer receives subject to Section 10 a continuous supply of the quantity and the quality of coal to be provided hereunder. Arch Coal, Inc., benefits from this Agreement as supplier of the coal to be sold hereunder and as the parent corporation of Arch Coal Sales Co., Inc., and therefore is guarantor of Seller's obligations hereunder pursuant to a Guaranty Agreement of even date.

         Section 4.2 ASSURANCE OF OPERATION AND RESERVES. Seller represents and warrants that the Coal Property contains economically recoverable coal of a quality and in quantities which will be

                                        3
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

sufficient to satisfy all the requirements of this Agreement subject to Seller obtaining issuance of necessary permits. Seller agrees and warrants that it will have at the Coal Property adequate machinery, equipment and other facilities to produce, prepare and deliver coal in the quantity and of the quality required by this Agreement. Seller further agrees to operate and maintain such machinery, equipment and facilities in accordance with good mining practices so as to efficiently and economically produce, prepare and deliver such coal. Seller agrees that Buyer is not providing any capital for the purchase of such machinery, equipment and/or facilities and that Seller shall operate and maintain same at its sole expense, including all required permits and licenses. Seller hereby allocates to this Agreement sufficient reserves of coal meeting the quality specifications hereof and lying on or in the Coal Property so as to fulfill the quantity requirements hereof.

         Section 4.3 NON-DIVERSION OF COAL. Seller agrees and warrants that it will not, without Buyer's express prior written consent, use or sell coal from the Coal Property in a way that will reduce the economically recoverable balance of coal in the Coal Property to an amount less than that required to be supplied to Buyer hereunder.

         Section 4.4 SELLER'S PREPARATION OF MINING PLAN. Seller shall have prepared a complete mining plan for the Coal Property with adequate supporting data to demonstrate Seller's capability to have coal produced from the Coal Property which meets the quantity and quality specifications of this Agreement. Seller shall, upon Buyer's request during Coal Property Inspections, if any (made pursuant to Section 19), provide information to Buyer of such mining plan which shall contain maps and a narrative depicting areas and seams of coal to be mined and shall include (but not be limited to) the following information: (i) reserves from which the coal will be produced during the term hereof and the mining sequence, by year (or such other time intervals as mutually

                                        4
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

agreed) during the term of this Agreement, from which coal will be mined; (ii) methods of mining such coal; (iii) methods of transporting and, in the event a preparation plant is utilized by Seller, the methods of washing coal to insure compliance with the quantity and quality requirements of this Agreement including a description and flow sheet of the preparation plant; (iv) quality data plotted on the maps depicting data points and isolines by ash, sulfur, and Btu; (v) quality control plans including sampling and analysis procedures to insure individual shipments meet quality specifications; and (vi) Seller's aggregate commitments to others to sell coal from the Coal Property during the term of this Agreement.

         Buyer's receipt of information or data furnished by Seller (the "Mining Information") shall not in any manner relieve Seller of any of Seller's obligations or responsibilities under this Agreement; nor shall such review be construed as constituting an approval of Seller's proposed mining plan as prudent mining practices, such review by Buyer being limited solely to a determination, for Buyer's purposes only, of Seller's capability to supply coal to fulfill Buyer's requirements of a dependable coal supply.

         Section 4.5 SUBSTITUTE COAL. Notwithstanding the above representations and warranties, in the event that Seller is unable to produce or obtain coal from the Coal Property in the quantity and of the quality required by this Agreement, and such inability is not caused by a force majeure event as defined in Section 10, then Buyer will have the option of requiring that Seller supply coal from Seller's other facilities and mines or Seller shall also have the right to supply coal from sources not owned or controlled by Seller after having received Buyer's prior written consent (which shall not be unreasonably withheld). Such substitute coal shall be provided under all the terms and conditions of this Agreement including, but not limited to, the price provisions of Section8, the quality specifications of Section 6.1, and the provisions of
Section 5 concerning reimbursement to Buyer for

                                        5
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

increased transportation costs. Seller's delivery of coal not produced from the Coal Property without having received the express written consent of Buyer shall constitute a material breach of this Agreement.

         SECTION 5. DELIVERY.

         Section 5.1 BARGE DELIVERY. The coal shall be delivered to Buyer F.O.B. barge at the following points (the "Delivery Point"):

         (i)   for coal to be delivered by rail to barge from mines served by
CSXT: Huntington Coal Terminal (HCT), KRT-Ceredo, and Ohio River Terminal (ORT) located at mile points 309.1, 314.5, and 306.0 respectively on the Ohio River;

         (ii)  for coal to be delivered by rail to barge from mines served by
NS: Wheelersburg Terminal, KRT-Ceredo and Transfer Terminal located at mile points 344.6, 314.5 and 316.1 respectively on the Ohio River;

         (iii) for coal to be delivered by truck to barge: Port Amherst Dock located at mile point 63.9 on the Kanawha River, Arch Coal Terminal (ACT) located at mile point 318.0 on the Ohio River, and Paint Creek Terminal (PCT) located at mile point 79.2 on the Kanawha River.

         Seller may deliver the coal at a location different from the Delivery Points, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Buyer shall retain any resulting savings in such transportation costs.

         Title to and risk of loss of coal sold will pass to Buyer and the coal will be considered to be delivered when barges containing the coal are disengaged by Buyer's barging contractor from the loading dock. Buyer or its contractor shall furnish suitable barges in accordance with a delivery schedule provided by Buyer to Seller. Seller shall arrange and pay for all costs of

                                        6
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

transporting the coal from the mines to the loading docks and loading and trimming the coal into barges to the proper draft and the proper distribution within the barges. Buyer shall arrange for transporting the coal by barge from the loading dock to its generating station(s) and shall pay for the cost of such transportation. For delays caused by Seller in handling the scheduling of shipments with Buyer's barging contractor, Seller shall be responsible for any demurrage or other penalties assessed by said barging contractor (or assessed by Buyer) which accrue at the Delivery Point, including the demurrage, penalties for loading less than the minimum of 1,500 tons per barge, or other penalties assessed for barges not loaded in conformity with applicable requirements. Buyer shall be responsible to deliver barges in as clean and dry condition as practicable. Seller shall require of the loading dock operator that the barges and towboats provided by Buyer or Buyer's barging contractor be provided convenient and safe berth free of wharfage, dockage and port charges; that while the barges are in the care and custody of the loading dock, all U.S. Coast Guard regulations and other applicable laws, ordinances, rulings, and regulations shall be complied with, including adequate mooring and display of warning lights; that any water in the cargo boxes of the barges be pumped out by the loading dock operator prior to loading; that the loading operations be performed in a workmanlike manner and in accordance with the reasonable loading requirements of Buyer and Buyer's barging contractor; and that the loading dock operator carry landing owner's or wharfinger's insurance with basic coverage of not less than $300,000, and total of basic coverage and excess liability coverage of not less than $1,000,000, and provide evidence thereof to Buyer in the form of a certificate of insurance from the insurance carrier or an acceptable certificate of self-insurance with requirement for 30 days advance notification of Buyer in the event of termination of or material reduction in coverage under the insurance.

                                        7
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

         SECTION 6. QUALITY.

         Section 6.1 SPECIFICATIONS. The coal delivered hereunder shall conform to the following specifications on an "as received" basis:

                                            Guaranteed Monthly                  Rejection Limits
         Specifications                     Weighted Average (1)                (per shipment)
------------------------------------------------------------------------------------------------
         BTU/LB.                            min. 12,000                         <       11,800
                                                 ------                                 ------
         LBS/MMBTU:
         MOISTURE                           max.  6.67                          >        8.33
                                                 ------                                 ------
         ASH                                max. 10.83                          >        11.66
                                                 ------                                 ------
         SULFUR                             max.  0.60 *                        >        0.60
                                                 ------                                 ------
         SULFUR                             min.  NA                            <          NA
                                                 ------                                 ------
         CHLORINE                           max.  0.142                         >        0.21
                                                 ------                                 ------
         NITROGEN                           max.  1.190                         >        1.66
                                                 ------                                 ------

         SIZE (2" X 0"):
              Top size (inches)**           max.  2X0                           >          2X0
                                                 ------                                 ------
              Fines (% by wgt)
              Passing 1/4" screen           max.   40                           >           50
                                                 ------                                 ------

         % BY WEIGHT:
         VOLATILE                           min.   32                           <           30
                                                 ------                                 ------
         FIXED CARBON                       min.   52                           <           50
                                                 ------                                 ------
         GRINDABILITY (HGI)                 min.   42                           <           42
                                                 ------                                 ------

         ASH FUSION TEMPERATURE (DEG.F) (ASTM D1857)

         REDUCING ATMOSPHERE
         Initial Deformation                min. +2700                          min.     +2700
                                                 ------                                 ------
         Softening (H=W)                    min. +2700                          min.     +2700
                                                 ------                                 ------
         Softening (H=1/2W)                 min. +2700                          min.     +2700
                                                 ------                                 ------
         Fluid                              min. +2700                          min.     +2700
                                                 ------                                 ------

         OXIDIZING ATMOSPHERE
         Initial Deformation                min. +2700                          min.     +2700
                                                 ------                                 ------

         * Individual barge shipment limit of 1.20 lbs. SO2/MMBTU

                                        8
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

         Softening (H=W)                    min. +2700                          min.     +2700
                                                 ------                                 ------
         Softening (H=1/2W)                 min. +2700                          min.     +2700
                                                 ------                                 ------
         Fluid                              min. +2700                          min.     +2700
                                                 ------                                 ------

         (1) An actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Kentucky Utilities Ghent generating station.
         Note:    As used herein            >        means greater than:
                                            <        means less than.

         Section 6.2 DEFINITION OF "SHIPMENT". As used herein, a "shipment" shall mean one barge load or a barge lot load, in accordance with Buyer's sampling and analyzing practices.

         Section 6.3 BUYER AGREES THAT SELLER MAKES NO EXPRESS WARRANTIES OTHER THAN THOSE SET FORTH IN THIS AGREEMENT. SELLER MAKES NO WARRANTY CONCERNING THE SUITABILITY OF COAL DELIVERED HEREUNDER FOR USE IN BUYER'S PLANT, OR OTHER ELECTRIC GENERATION STATION. ALL WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE ARE SPECIFICALLY EXCLUDED.

         Section 6.4 Rejection.

         Buyer has the right, but not the obligation, to reject any shipment which fail(s) to conform to the Rejection Limits set forth in Section 6.1 or contains extraneous materials that in the reasonable judgement of Buyer could interfere with the Buyer's operation. Buyer must reject such coal within seventy-two (72) hours of receipt of the coal analysis provided for in Section
7.2 or such right to reject is waived. In the event Buyer rejects such non-conforming coal, title to and risk of loss of the coal shall be considered to have never passed to Buyer and Buyer shall return the coal to Seller or, at Seller's request, divert such coal to Seller's designee, all at Seller's cost and risk. Seller shall replace the rejected coal within ten (10) working days from notice of rejection with coal conforming to the Rejection Limits set forth in Section 6.1. If Seller fails to replace the rejected

                                        9
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

coal within such ten (10) working day period or the replacement coal is rightfully rejected, Buyer may purchase coal from another source in order to replace the rejected coal. Seller shall reimburse Buyer for (i) any amount by which the actual price plus transportation costs to Buyer of such coal purchased from another source exceed the price of such coal under this Agreement plus transportation costs to Buyer from the Delivery Point; and (ii) any and all transportation, storage, handling, or other expenses that have been incurred by Buyer for rightfully rejected coal. This remedy is in addition to all of Buyer's other remedies under this Agreement and under applicable law and in equity for Seller's breach.

         If Buyer fails to reject a shipment of non-conforming coal which it had the right to reject for failure to meet any or all of the Rejection Limits set forth in Section 6.1 or because such shipment contained extraneous materials, then such non-conforming coal shall be deemed accepted by Buyer; however, the quantity Seller is obligated to sell to Buyer under the Agreement may or may not be reduced by the amount of each such non-conforming shipment at Buyer's sole option and the shipment shall nevertheless be considered "rejectable" under
Section 6.4. Further, for shipments containing extraneous materials, which include, but are not limited to, slate, rock, wood, mining materials, metal, steel, etc., the estimated weight of such materials shall be deducted from the weight of that shipment.

         Section 6.5 SUSPENSION AND TERMINATION.

         If the coal sold hereunder fails to meet one or more of the Guaranteed Monthly Weighted Averages set forth in Section6.1 for any two (2) months in a six (6) month period, or if nine (9) barge shipments in a 30 day period are rejectable by Buyer, then Buyer may upon notice confirmed in writing and sent to Seller by certified mail, suspend future shipments except shipments already loaded into barges. Seller shall, within 10 days of receipt of Buyer's notice, provide Buyer with

                                       10
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

reasonable assurances that subsequent monthly deliveries of coal shall meet or exceed the Guaranteed Monthly Weighted Averages set forth in Section 6.1 and that the source will exceed the Rejection Limits set forth in Section 6.1. If Seller fails to provide such assurances within said 10 day period, Buyer may terminate this Agreement by giving written notice of such termination at the end of the 10 day period. A waiver of this right for any one period by Buyer shall not constitute a waiver for subsequent periods. If Seller provides such assurances to Buyer's reasonable satisfaction, shipments hereunder shall resume and any tonnage deficiencies resulting from suspension may be made up at Buyer's sole option. Buyer shall not unreasonably withhold its acceptance of Seller's assurances, or delay the resumption of shipment. If Seller, after such assurances, fails to meet any of the Guaranteed Monthly Weighted Averages for any one (1) month within the next six (6) months or if three (3) barge shipments are rejectable within any one (1) month during such six (6) month period, then Buyer may terminate this Agreement and exercise all its other rights and remedies under applicable law and in equity for Seller's breach.

         SECTION 7. WEIGHTS, SAMPLING AND ANALYSIS.

         Section 7.1 WEIGHTS. The weight of the coal delivered hereunder shall be determined on a per shipment basis by Buyer on the basis of scale weights at the Ghent Generating Station unless another method is mutually agreed upon by the parties. Such scales shall be maintained in an accurate condition according to NIST Handbook 44. Seller shall have the right, at Seller's expense and upon reasonable notice, to have the scales checked for accuracy at any reasonable time or frequency. If the scales are found to be over or under the tolerance range allowable for the scale based on industry accepted standards, either party shall pay to the other any amounts owed due to such inaccuracy for a period not to exceed thirty (30) days before the time any inaccuracy of scales is determined.

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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

         Section 7.2 SAMPLING AND ANALYSIS. The Seller has sole responsibility for quality control of the coal and shall forward its loading quality to the Buyer as soon as possible. The sampling and analysis of the coal delivered hereunder shall be performed by Buyer and the results thereof shall be accepted and used for the quality and characteristics of the coal delivered under this Agreement. All analyses shall be made in Buyer's laboratory at Buyer's expense in accordance with Buyer's approved methods. Samples for analyses shall be taken by Buyer in accordance with industry accepted procedures of sampling, may be composited and shall be taken with a frequency and regularity sufficient to provide reasonably accurate representative samples of the deliveries made hereunder. Seller represents that it is familiar with Buyer's sampling and analysis practices, and finds them to be acceptable. Buyer shall notify Seller in writing of any significant changes in Buyer's sampling and analysis practices. Any such changes in Buyer's sampling and analysis practices shall provide for no less accuracy than the sampling and analysis practices existing at the time of the execution of this Agreement, unless the Parties otherwise mutually agree.

         Each sample taken by Buyer shall be divided into 4 parts and put into airtight containers, properly labeled and sealed. One part shall be used for analysis by Buyer; one part shall be used by Buyer as a check sample, if Buyer in its sole judgment determines it is necessary; one part shall be retained by Buyer until thirty (30) days ("Disposal Date") after the sample is taken, and shall be delivered to Seller for analysis if Seller so requests before the Disposal Date; and one part ("Referee Sample") shall be retained by Buyer until the Disposal Date. Seller shall be given copies of all analyses made by Buyer by the 12th business day of the month following the month of unloading, in addition, Buyer will send weekly analyses of coal unloadings to Seller. Seller, on reasonable notice to Buyer shall have the right to have a representative present to observe the

                                       12
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

sampling and analyses performed by Buyer. Unless Seller requests a Referee Sample analysis before the Disposal Date, Buyer's analysis shall be used to determine the quality of the coal delivered hereunder. The Monthly Weighted Averages shall be determined by utilizing the individual shipment analyses.

         If any dispute arises before the Disposal Date, the Referee Sample retained by Buyer shall be submitted for analysis to an independent commercial testing laboratory ("Independent Lab") mutually chosen by Buyer and Seller. All testing of any such sample by the Independent Lab shall be at requestor's expense unless the results differ by more than the applicable ASTM reproducibility standards, in such case, Buyer will pay for testing. If the Independent Lab results differ by more than the applicable ASTM reproducibility standards, the Independent Lab results will govern. The cost of the analysis made by the Independent Lab shall be borne by Seller if Buyer's analysis prevails and by Buyer if the analysis of the Independent Lab prevails.

         SECTION 8. PRICE.

         Section 8.1 BASE PRICE. The base price ("Base Price") of the coal to be sold hereunder will be firm during each time period of this Agreement in accordance with the following schedule, subject to adjustment only for quality variations pursuant to Section 8.2 and Governmental Impositions pursuant to
Section 8.4. See EXHIBIT B for a listing of these pricing components.

                                                                  BASE PRICE
     PERIOD                  LOADING POINT           ($ PER MMBTU)          ($ PER TON)
     1/1/02 - 12/31/03       Huntington, WV Docks    1.8333 F.O.B. barge    $44.00
     1/1/04 - 12/31/05                                      *

         * Buyer and Seller will begin negotiating price and other terms and conditions on or before July 1 of the preceding year, with the intent to reach a mutually agreed price which would

                                       13
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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

begin on January 1, 2004 or January 1, 2005, as appropriate. If the parties do not reach an agreement by October 1, of either 2003 or 2004, then this Agreement will terminate as of December 31, 2003 or December 31, 2004, as appropriate, without liability due to such termination for either party, and the parties shall have no further obligations hereunder except those incurred prior to the date of termination.

         Section 8.2 QUALITY PRICE DISCOUNTS.

         (a) The Base Price is based on coal meeting or exceeding the Guaranteed Monthly Weighted Averages specifications as set forth in Section 6.1. Quality price discounts shall be applied for each specification to reflect failures to meet the Guaranteed Monthly Weighted Averages or Individual Barge Shipment SO2 specifications set forth in Section 6.1, as determined pursuant to Section 7.2, subject to the provisions set forth below. The discount values used are as follows:

                             MONTHLY DISCOUNT VALUES

                                            $/MMBTU
                                 BTU/LB.    0.2604

                                            $/LB./MMBTU
                                 ASH        0.0083
                                 MOISTURE0. 0016

                             INDIVIDUAL BARGE DISCOUNT VALUE

                                            $/TON
                                 SO2        3.00

         (b) Notwithstanding the foregoing, for each specification, there shall be no discount if the actual Monthly Weighted Average meets the applicable Discount Point set forth below. However, if the actual Monthly Weighted Average fails to meet such applicable Discount Point,

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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

then the discount shall apply to and shall be calculated on the basis of the difference between the actual Monthly Weighted Average and the Guaranteed Monthly Weighted Average pursuant to the methodology shown in Exhibit A attached hereto.

                                 Guaranteed Monthly
                                 Weighted Average            Discount Point
                                 ------------------          --------------
BTU/LB                           Min.  12,000                    11,800

LB/MMBTU:
ASH                              Max. 10.83                      10.83
MOISTURE                         Max.   6.67                      8.33

                                 Guaranteed Barge
                                  LbsSO(2)/Mmbtu             Discount Point
                                 ----------------            --------------
LB/MMBTU:

SO(2)                            Max.    1.20                    1.20

         For example, if the actual Monthly Weighted Average of ash equals 11.00 lb/MMBTU, then the applicable discount would be (11.00 lb./mmbtu - 10.83 lb./mbtu) X $.0083 lb./mmbtu = $.001411/MMBTU.

         Section 8.3 PAYMENT CALCULATION Exhibit A attached hereto shows the methodology for calculating the coal payment and quality price discounts for the month Seller's coal was unloaded by Buyer. If there are any such discounts, Buyer shall apply credit to amounts owed Seller for the month the coal was unloaded.

         Section 8.4 GOVERNMENTAL IMPOSITION.

         (a) The term "Governmental Imposition" shall mean any taxes, fees, assessments or other obligations which are imposed by any government or governmental agency pursuant to any new law, regulation or ruling, or pursuant to changes in the interpretation or application of existing

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                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

laws, regulations or rulings, which cause an increase or decrease in Seller's cost for the production, mining, or preparation of coal to be supplied to Buyer hereunder. If any Governmental Imposition is adopted or becomes effective on or after January 1, 2002, Seller shall notify Buyer and shall demonstrate to Buyer that such Governmental Imposition has increased or decreased Seller's cost of owning or operating the coal mines designated as sources hereunder as it relates to the production, mining or preparation of coal from such mines for sale to Buyer under this Agreement. The purchase price for coal to be paid by Buyer hereunder shall then be adjusted by adding or subtracting the per ton cost of the Governmental Imposition to determine an adjusted purchase price. If the Governmental Imposition will continue for the life of this Agreement, then the purchase price for subsequent Contract Years, if any, shall also be adjusted by the per ton amount of the Governmental Imposition.

         (b) Seller shall submit to Buyer in writing, an analysis identifying the Governmental Imposition causing the cost impact and the extent of such cost impact on Seller's ownership or operation of the coal mines or on Seller's cost for the production, mining or preparation of coal purchased hereunder and showing the calculation of the amount of change in the purchase price. The effective date of any price increase or decrease pursuant to this section shall be the effective date of the Governmental Imposition causing the cost increase or decrease, as the case may be.

         SECTION 9. INVOICES, BILLING AND PAYMENT.

Section 9.1 INVOICING:

Invoices for Buyer will be sent to the following address:

                  Kentucky Utilities Company
                  220 West Main Street
                  Louisville, KY  40202
                  Attention:  Fuels Management Department

         Section 9.2 INVOICE PROCEDURES FOR COAL SHIPMENTS. Seller shall invoice Buyer at the Base Price, minus any quality price discounts, for all coal unloaded in a calendar month by the fifteenth (15th) of the following month.

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

         Section 9.3 PAYMENT PROCEDURES FOR COAL SHIPMENTS. Payment for coal unloaded in a calendar month shall be mailed or wired by the 25th of the month following the month of unloading, except that, if the 25th is a weekend or a holiday observed by the Buyer, payment shall be made on the next business day or within ten days after receipt of Seller's invoice, whichever is later. Buyer shall electronically transfer all payments to Seller's account at:

                           Arch Coal, Inc.

                           PNC Bank - Pittsburgh, PA
                           ABA Number:  043000096
                           Account Number:  1002430324

         Section 9.4 WITHHOLDING. Buyer shall have the right to withhold from payment of any billing or billings (i) any sums which it is not able in good faith to verify or which it otherwise in good faith disputes, (ii) any damages resulting from any breach of this Agreement by Seller, and (iii) any amounts owed to Buyer from Seller. Buyer shall notify Seller promptly in writing of any such issues, stating the basis of its claim and the amount it intends to withhold.

         Payment by Buyer, whether knowing or inadvertent, of any amount in dispute shall not be deemed a waiver of any claims or rights by Buyer with respect to any disputed amounts or payments made.

         SECTION 10. FORCE MAJEURE.

         Section 10.1 GENERAL FORCE MAJEURE. If either party hereto is delayed in or prevented from performing any of its obligations or from utilizing the coal sold under this Agreement, in whole or in part, due to acts of God, war, riots, civil insurrection, acts of the public enemy, inability to obtain permits after applying for same with reasonable diligence, strikes, lockouts, fires, floods or earthquakes, or other causes of a similar nature, which are beyond the reasonable control and without the fault or negligence of the party affected thereby, then the obligations of both parties hereto shall be suspended to the extent made necessary by such event; provided that the affected party gives written notice to the other party as early as practicable after the occurrence of the force majeure event. Such written notice shall include the probable duration and the nature of the force majeure event. The party declaring force majeure shall exercise due diligence to avoid and shorten the force majeure event and will keep the other party advised as to the continuance of the force majeure event. Notwithstanding anything herein to the contrary, the parties acknowledge that for purposes of application of this
Section 10 FORCE MAJEURE, the basis for Seller's claim of Force Majeure shall be the particular source or sources identified under Section 4 which are affected by a Force Majeure event and from which Seller is supplying coal to Buyer at the time of such event. Upon the occurrence of a Force Majeure event affecting such particular source or sources from which Seller is supplying coal to Buyer, Seller shall not be obligated to supply coal from any other source.

         During any period in which Seller's ability to perform hereunder is affected by a force majeure event, Seller shall not deliver any coal to any other buyers to whom Seller's ability to supply is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall deliver to Buyer under this Agreement at least a pro rata portion (on a per ton basis) of its total contractual commitments to all its buyers to whom Seller's ability to supply is similarly affected by such force majeure event in place at the beginning of the force majeure event. An event which affects the Seller's ability to produce or obtain coal from a mine other than the Coal Property will not be considered a force majeure event hereunder.

         Tonnage deficiencies resulting from Seller's force majeure event shall be made up at Buyer's sole option on a mutually agreeable schedule; tonnage deficiencies resulting from

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

Buyer's force majeure event shall be made up at Seller's sole option on a mutually agreeable schedule.

         Section 10.2 ENVIRONMENTAL LAW FORCE MAJEURE. The parties recognize that, during the continuance of this Agreement, legislative or regulatory bodies or the courts may adopt or reinterpret environmental laws, regulations, policies and/or restrictions which will make it impossible or commercially impracticable for Buyer to utilize this or like kind and quality coal which thereafter would be delivered hereunder. If as a result of the adoption or reinterpretation of such laws, regulations, policies, or restrictions, or change in the interpretation or enforcement thereof, Buyer decides that it will be impossible or commercially impracticable (uneconomical) for Buyer to utilize such coal, Buyer shall so notify Seller, and thereupon Buyer and Seller shall promptly consider whether corrective actions can be taken in the mining and preparation of the coal at Seller's mine and/or in the handling and utilization of the coal at Buyer's generating station; and if in Buyer's sole judgment such actions will not, without unreasonable expense to Buyer, make it possible and commercially practicable for Buyer to so utilize coal which thereafter would be delivered hereunder without violating any applicable law, regulation, policy or order, Buyer shall have the right, upon the later of 60 days notice to Seller or the effective date of such restriction, to terminate this Agreement without further obligation hereunder on the part of either party.

         Section 11. CHANGES. Buyer may, by mutual agreement with Seller, at any time by written notice pursuant to Section 12 of this Agreement, make changes within the general scope of this Agreement in any one or more of the following quality of coal or coal specifications, quantity of coal, method or time of shipments, place of delivery (including transfer of title and risk of loss),

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

method(s) of weighing, sampling or analysis and such other provision as may affect the suitability and amount of coal for Buyer's generating stations.

         If any such changes makes necessary or appropriate an increase or decrease in the then current price per ton of coal, or in any other provision of this Agreement, an equitable adjustment shall be made in price, whether current or future or both, and/or in such other provisions of this Agreement as are affected directly or indirectly by such change, and the Agreement shall thereupon be modified in writing accordingly.

         Any claim by the Seller for adjustment under this Section 11 shall be asserted within thirty (30) days after the date of Seller's receipt of the written notice of the requested change, it being understood, however that Seller shall not be obligated to modify this Agreement until an equitable adjustment has been agreed upon. The parties agree to negotiate promptly and in good faith to agree upon the nature and extent of any equitable adjustment.

         SECTION 12. NOTICES.

         Section 12.1 FORM AND PLACE OF NOTICE. Any official notice, request for approval or other document required to be given under this Agreement shall be in writing, unless otherwise provided herein, and shall be deemed to have been sufficiently given when delivered in person, transmitted by facsimile or other electronic media, delivered to an established mail service for same day or overnight delivery, or dispatched in the United States mail, postage prepaid, for mailing by first class, certified, or registered mail, return receipt requested, and addressed as follows:

         If to Buyer:           Kentucky Utilities Company
                                220 West Main Street
                                Louisville, Kentucky 40202
                                Attn.: Director, Corporate Fuels

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

         If to Seller:          Arch Coal Sales Company, Inc.
                                CityPlace One, Suite 300
                                St. Louis, Missouri  63141
                                Attn: Regional Vice-President Sales

         Section 12.2 CHANGE OF PERSON OR ADDRESS. Either party may change the person or address specified above upon giving written notice to the other party of such change.

         SECTION 12.3 Electronic Data Transmittal. Seller hereby agrees, at Seller's cost, to electronically transmit shipping notices and/or other data to Buyer in a format acceptable to and established by Buyer upon Buyer's request. Buyer shall provide Seller with the appropriate format and will inform Seller as to the electronic data requirements at the appropriate time.

         SECTION 13. RIGHT TO RESELL. Buyer shall have the unqualified right to sell all or any of the coal purchased under this Agreement. Seller makes no representations or warranties concerning any coal that Buyer resells to other parties, and Buyer shall indemnify and defend Seller against any claims arising from the sale of coal by Buyer to any such parties or the use thereof by those parties.

         SECTION 14. INDEMNITY AND INSURANCE.

         Section 14.1 INDEMNITY. Seller agrees to indemnify and save harmless Buyer, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, property damage and pollution (including reasonable inside and outside attorney's fees) (i) relating to the barges provided by Buyer or Buyer's contractor while such barges are in the care and custody of the loading dock or loading facility, (ii) due to any failure of Seller to comply with laws, regulations or ordinances, or (iii) due to the acts or omissions of Seller in the performance of this Agreement.

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

         Section 14.2 INSURANCE. Seller agrees to carry insurance coverage with minimum limits as follows:

         (1) Commercial General Liability, including Completed Operations and Contractual Liability, $1,000,000 single limit liability.

         (2) Automobile General Liability, $1,000,000 single limit liability.

         (3) In addition, Seller shall carry excess liability insurance covering the foregoing perils in the amount of $4,000,000 for any one occurrence.

         (4) Workers' Compensation and Employer's Liability with statutory limits.

         If any of the above policies are written on a claims made basis, then the retroactive date of the policy or policies will be no later than the effective date of this Agreement. Certificates of Insurance satisfactory in form to the Buyer and signed by the Seller's insurer shall be supplied by the Seller to the Buyer evidencing that the above insurance is in force and that not less than 30 calendar days written notice will be given to the Buyer prior to any cancellation or material reduction in coverage under the policies. The Seller shall cause its insurer to waive all subrogation rights against the Buyer respecting all losses or claims arising from performance hereunder. Evidence of such waiver satisfactory in form and substance to the Buyer shall be exhibited in the Certificate of Insurance mentioned above. Seller's liability shall not be limited to its insurance coverage.

         SECTION 15. TERMINATION FOR DEFAULT.

         Subject to Section 6.4, if either party hereto commits a material breach of any of its obligations under this Agreement at any time, including, but not limited to, a breach of a representation and warranty set forth herein, then the other party has the right to give written notice describing such

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

breach and stating its intention to terminate this Agreement no sooner than 30 days after the date of the notice (the "notice period"). If such material breach is curable and the breaching party cures such material breach within the notice period, then the Agreement shall not be terminated due to such material breach. If such material breach is not curable or the breaching party fails to cure such material breach within the notice period, then this Agreement may be terminated by the non-breaching party at the end of the notice period in addition to all the other rights and remedies available to the non-breaching party under this Agreement and at law and in equity.

         SECTION 16. TAXES, DUTIES AND FEES.

         Seller shall pay when due, and the price set forth in SECTION 8 of this Agreement shall be inclusive of, all taxes, duties, fees and other assessments of whatever nature imposed by governmental authorities with respect to the transactions contemplated under this Agreement, as such price may be adjusted pursuant to Section 8.4.

         SECTION 17. DOCUMENTATION AND RIGHT OF AUDIT.

         Seller shall maintain all records and accounts pertaining to payments, quantities, quality analyses, and source for all coal supplied under this Agreement for a period lasting through the term of this Agreement and for two years thereafter. Buyer shall have the right at no additional expense to Buyer to audit, copy and inspect such records and accounts at any reasonable time upon reasonable notice during the term of this Agreement and for 2 years thereafter.

         SECTION 18. EQUAL EMPLOYMENT OPPORTUNITY. To the extent applicable, Seller shall comply with all of the following provisions which are incorporated herein by reference: Equal Opportunity regulations set forth in 41 CFR Section 60-1.4(a) and (c) prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, or national origin; Vietnam Era Veterans Readjustment Assistance Act regulations

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

set forth in 41 CFR Section 50-250.4 relating to the employment and advancement of disabled veterans and veterans of the Vietnam Era; Rehabilitation Act regulations set forth in 41 CFR Section 60-741.4 relating to the employment and advancement of qualified disabled employees and applicants for employment; the clause known as "Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals" set forth in 15 USC Section 637(d)(3); and subcontracting plan requirements set forth in 15 USC Section 637(d).

         SECTION 19. COAL PROPERTY INSPECTIONS. Buyer and its representatives, and others as may be required by applicable laws, ordinances and regulations shall have the right at all reasonable times and at their own expense to inspect the Coal Property, including the loading facilities, scales, sampling system(s), wash plant facilities, and mining equipment for conformance with this Agreement. Seller shall undertake reasonable care and precautions to prevent personal injuries to any representatives, agents or employees of Buyer (collectively, "Visitors") who inspect the Coal Property. Any such Visitors shall make every reasonable effort to comply with Seller's regulations and rules regarding conduct on the work site, made known to Visitors prior to entry, as well as safety measures mandated by state or federal rules, regulations and laws. Buyer understands that mines and related facilities are inherently high-risk environments. Buyer's failure to inspect the Coal Property or to object to defects therein at the time Buyer inspects the same shall not relieve Seller of any of its responsibilities nor be deemed to be a waiver of any of Buyer's rights hereunder.

         SECTION 20. MISCELLANEOUS.

         Section 20.1 APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky, and all questions of performance of obligations hereunder shall be determined in accordance with such laws.

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

         Section 20.2 HEADINGS. The paragraph headings appearing in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         Section 20.3 WAIVER. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any rights hereunder, shall not be construed as a waiver of such provision or right.

         Section 20.4 REMEDIES CUMULATIVE. Remedies provided under this Agreement shall be cumulative and in addition to other remedies provided under this Agreement or by law or in equity.

         Section 20.5 SEVERABILITY. If any provision of this Agreement is found contrary to law or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms, unless such unlawful or unenforceable provision is material to the transactions contemplated hereby, in which case the parties shall negotiate in good faith a substitute provision.

         Section 20.6 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns.

         Section 20.7 ASSIGNMENT.

         A. Seller shall not, without Buyer's prior written consent, which consent shall not be unreasonably withheld, make any assignment or transfer of this Agreement, by operation of law or otherwise, including without limitation any assignment or transfer as security for any obligation, and shall not assign or transfer the performance of or right or duty to perform any obligation of Seller hereunder; provided, however, that Seller may assign the right to receive payments for coal directly from Buyer to a lender as part of any accounts receivable financing or other revolving credit arrangement which Seller may have now or at any time during the term of this Agreement.

         B. Buyer shall not, without Seller's prior written consent, which consent shall not be unreasonably withheld, assign this Agreement or any right for the performance of or right or duty to perform any obligation of Buyer hereunder; except that, without such consent, Buyer may assign this Agreement in connection with a transfer by Buyer of all or a majority interest in the Buyer's Ghent Generating Station, or as part of a merger or consolidation involving Buyer.

         C. In the event of an assignment or transfer contrary to the provisions of this section, the non-assigning party may terminate this Agreement immediately.

         Section 20.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties as to the subject matter hereof, and there are no representations, understandings or agreements, oral or written, which are not included herein. Without limiting the foregoing (a) this Agreement shall not be construed as a requirements or similar agreement, and (b) this Agreement shall not be construed as affecting Buyer's ability to negotiate with and/or acquire other sources of coal from third parties throughout the term hereof.

         Section 20.9 AMENDMENTS. Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by written instrument signed by both parties hereto.

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

         BUYER                                     SELLER
         -----                                     ------
KENTUCKY UTILITIES COMPANY                ARCH COAL SALES COMPANY, INC.


By:      /s/ Paul W. Thompson             By:      /s/ John Eaves
         ---------------------------               -----------------------------
         Paul W. Thompson                          John Eaves - President
         Senior VP - Energy Services

Date:    12/31/01                         Date:    12/19/01

                                                      ARCH COAL SALES CO., INC.
                                                      KU Contract # KUF02849

                                                                       Exhibit A
                                                                     Page 1 of 2
                                    EXHIBIT A
                        SAMPLE COAL PAYMENT CALCULATIONS
              Total Evaluated Coal Costs for Contract No. KU F02849
--------------------------------------------------------------------------------
For contracts supplied from multiple "origins", each "origin will be calculated individually.

                           Section I                                                    Base Data
                           ---------                                                    ---------

1)       Base F.O.B. price per ton:                                            $ 44.00           /ton
                                                                               ------------------

1a)      Tons of coal delivered:                                                                 tons
                                                                               ------------------

2)       Guaranteed average heat content:                                       12,000           BTU/LB.
                                                                               ------------------

2r)      As received monthly avg. heat content:                                                  BTU/LB.
                                                                               ------------------

2a)      Energy delivered in MMBTU:                                                              MMBTU
                                                                               ------------------

 (Line 1a) *2,000 lb./ton*(Line 2r) *MMBTU/1,000,000 BTU
 (     ) *2,000 lb./ton*(     )*MMBTU/1,000,000 BTU

2b)      Base F.O.B. price per MMBTU:                                          $1.8333           MMBTU
                                                                               ------------------

{(Line 1)/(Line 2) *(1 ton/2,000 lb.)}*1,000,000 BTU/MMBTU
{(     /ton)/(           BTU/LB)*(1 ton/2,000 lb.)}*1,000,000 BTU/MMBTU

3)       Guaranteed shipment. max. SO(2)                                        1.20             LBS./MMBTU
                                                                               ------------------

3r)      Number of tons > 1.20 lbsSO(2)/Mmbtu                                                    TONS
                                                                               ------------------

4)       Guaranteed monthly avg. ash                                            10.83            LBS./MMBTU
                                                                               ------------------

4r)      As received monthly avg. ash                                                            LBS./MMBTU
                                                                               ------------------

5)       Guaranteed monthly avg. max. moisture                                  6.67             LBS./MMBTU
                                                                               ------------------

5r)      As received monthly avg. moisture                                                       LBS./MMBTU
                                                                                ------------------
                           Section II                                           Discounts
                           ----------                                           ---------
         Assign a (-) to all discounts (round to (5) decimal places)
6d)      BTU/LB.:  If line 2r < 11,800 BTU/lb. then:
         {1 - (line 2r) / (line 2)} * $0.2604/MMBTU
         {1 - (    ) / (    )} * $0.2604 =                                     $                 /MMBTU
                                                                               ------------------
7d)      SO(2): If any individual shipment is greater than 1.20 lbs./MMBTU
         (line 3r) * $3.00 per ton / line 2a
          (    ) * (3.00) / (    ) =                                           $                 /MMBTU
                                                                               ------------------
8d)      ASH: If line 4r is greater than 10.83 lbs./MMBTU
          (line 4r) - (line 4) * 0.0083/MMBTU
          (    ) - (    ) * 0.0083 =                                           $                 /MMBTU
                                                                               ------------------
9d)      MOISTURE: If line 5r is greater than 8.33 lbs./MMBTU
          (line 5r) - (line 5) * 0.0016/MMBTU
          (    ) - (    ) * 0.0016 =                                           $                 /MMBTU
                                                                               ------------------

                                                       ARCH COAL SALES CO., INC.
                                                       KU Contract # KUF02849

                                                                       Exhibit A
                                                                     Page 2 of 2

                                                                                Total Price
                           Section III                                          Adjustments
                           -----------                                          -----------

         Determine total Discounts as follows:

         Assign a (-) to all discounts (round to (5) decimal places)

         Line 6d:                                                              $                /MMBTU
                                                                               ------------------
         Line 7d                                                               $                 /MMBTU
                                                                               ------------------
         Line 8d                                                               $                 /MMBTU
                                                                               ------------------
         Line 9d                                                               $                 /MMBTU
                                                                               ------------------
10)      Total Discounts (-):

         Algebraic sum of above:                                               $                 /MMBTU
                                                                               ------------------
11)      Total evaluated coal price = (line 2b) + (line 10)

12)      Total discount price adjustment for Energy delivered:
         (line 2a) * (line 10) (-)
         $         /MMBTU           +                                          $                 /MMBTU  =  $
         ----------                                                            ------------------             -----------
13)      Total base cost of coal
         (line 2a) * (line 2b)
         $         /MMBTU           +                                          $                 /MMBTU  =  $
         ----------                                                            ------------------             -----------
14)      Total coal payment for month
         (line 12) + (line 13)
         $         /MMBTU           +                                          $                         =  $
         ----------                                                            ------------------             -----------

                                                       ARCH COAL SALES CO., INC.
                                                       KU Contract # KUF02849

                                    EXHIBIT B

Arch Coal Sales Company, Inc.
KU/LG&E Contract #KUF02849
January 1, 2002 Pricing Breakdown

Price Components                         $ Per MMBtu  $ Per Ton                           Computations
----------------                         -----------  ---------                           ------------
-  Fixed Portion                            1.6893      40.542
WV Severance Tax                            0.0917      . 2200   Whenever there is any change in the Base Price or a change in the
                                                                 WV Severance Tax Rate, the new WV Severance Tax subcomponent shall be calculated and the Base Price shall be adjusted to reflect such change in accordance with the following: T = (R/(1-R)

WV Special Reclamation Fee                  0.0058       0.140   0.14/t from 1/1/02 thru 3/31/05, then current law says the rate drops to 0.07/t
WV Mines & Minerals Operations Fund Tax     0.0008       0.020

Federal Black Lung Tax                      0.0374       0.897   0.55/t for surface mined coal, 1.10/t for deep mined coal: assume a 30/70 split.  Take 50% times the surface and deep mined rates per ton then reduce by the excess moisture percentage(4.1%). Excess moisture is the moisture content in excess of the inherent moisture in the coal. For purposes of the sales contract assume the excess moisture percentage remains constant (fixed) for the life of the agreement.

Federal Reclamation Fee                     0.0084       0.201   0.35/t for surface mined coal, 0.15/t for deep mined coal: assume a 30/70 split.  Take 50% times the surface and deep mined rates per ton then reduce by the excess moisture percentage(4.1%). Excess moisture is the moisture content in excess of the inherent moisture in the coal.  For purposes of the sales contract assume the excess moisture percentage remains constant (fixed) for the life of the agreement.

                                       ------------------------
Total Price                                 1.8334      44.000
                                       ========================
Price check                                 1.8333      44.000
                                       ========================

SECTION 4 STATES THE SOURCE OF THE COAL IN THIS AGREEMENT SHALL BE SUPPLIED FROM MINGO, LOGAN, LINCOLN, BOONE AND KANAWHA COUNTIES. WEST VIRGINIA. THE ABOVE HAS BEEN PRICE IN ACCORDANCE WITH THE LAWS OF WEST VIRGINIA.

                                                       ARCH COAL SALES CO., INC.
                                                       KU Contract # KUF02849

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT ("Guaranty") is made and entered into this 1st day of January 2002 by ARCH COAL, INC. ("Arch"), a Delaware corporation, with offices at CityPlace One, Suite 300, St. Louis, Missouri 63141, to and for the benefit of KENTUCKY UTILITIES COMPANY ("Buyer"), a Kentucky corporation, with offices at 220 West Main Street, Louisville, Kentucky 40202.

         WHEREAS, Buyer and Arch Coal Sales Company, Inc. ("Seller"), a Delaware corporation, with offices at CityPlace One, Suite 300, St. Louis, Missouri 63141, which Seller is agent for the independent operating subsidiaries of Arch, propose to enter into a Coal Supply Contract dated on or about January 1, 2002 ("Contract") for a coal supply from Arch's mines, located in Mingo, Lincoln, Boone, Logan and Kanawha Counties, West Virginia (the "Coal Property"); and

         WHEREAS, Buyers performance under the Contract will benefit Arch through the Seller, and to induce Buyer to enter into the Contract, Arch is willing to guarantee to Buyer, its successors, representatives and assigns, Seller's performance of Seller's obligations (collectively, the "Obligations") set forth in the Contract and any extension or amendment thereof executed by Buyer and Seller.

         NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Arch hereby agrees as follows:

         1) GUARANTY - Arch guarantees to Buyer Seller's performance of the Obligations and agrees that this Guaranty shall inure to the benefit of and may be enforced by Buyer, its successors, representatives and assigns.

         2) ACCEPTANCE AND AMENDMENTS - Arch waives notice of acceptance of this Guaranty, and consents to any and all waivers and extension of the time of performance and to any and all changes, modifications or amendments in the terms, covenants and conditions in the Contract agreed to by Seller in accordance with the terms of the Contract.

         3) BUYER'S REMEDIES - Arch agrees that this Guaranty may be enforced by Buyer without first enforcing Buyer's rights under the Contract against Seller; provided, however, that nothing herein contained shall prevent Buyer from enforcing the Contract with or without making Arch a party to the suit.

         4) ARCH'S DEFENSES - Except as otherwise provided in Section 5 of this Guaranty, Arch shall be entitled to the benefit of any defenses which Seller may have to the enforcement by Buyer of any of the Obligations.

         5) SELLER'S BANKRUPTCY - Arch agrees that its obligations under this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Seller (or Seller's estate in bankruptcy) resulting from the operation of any present or future provision of the federal bankruptcy law or other similar statute.

         6) EXPENSES - If any claim by Buyer is successfully prosecuted against Arch under this Guaranty, Arch shall reimburse Buyer for all reasonable expenses incurred by Buyer in connection therewith, including reasonable attorneys' fees.

         7) REPRESENTATIONS - Arch represents that:

                                                       ARCH COAL SALES CO., INC.
                                                       KU Contract # KUF02849

                  a. Arch is a validly organized corporation duly existing and in good standing under the laws of the State of Delaware.
                  b. The giving of this Guaranty is within Arch's corporate powers.
                  c. The giving of this Guaranty has been pursuant to all necessary corporate action, if any, and does not contravene any law or any contractual restriction binding on Arch.
                  d. This Guaranty is a legal, valid and binding obligation, enforceable against Arch in accordance with its terms.

         8) WAIVER BY BUYER - The failure of Buyer to enforce any of the provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or of the right thereafter to enforce the same.

         9) GOVERNING LAW - This Guaranty shall be interpreted and enforced in accordance with the laws of the Commonwealth of Kentucky.

         10) NOTICES - Any notice, request, consent, demand, report or statement which is given to or made upon either party hereto by the other party hereto under any of the provisions of this Guaranty shall be in writing unless otherwise provided herein and shall be treated as duly delivered when the same is received by the party to be notified whether by personal delivery, or by the United States mail, as evidenced by a receipt or by telecopier and confirmed by United States mail, as evidenced by a receipt. Notices shall be properly addressed as follows:

         As to Buyer:
                                   Kentucky Utilities Company
                                   220 West Main Street
                                   Louisville, Kentucky  40202
                                   Attn: Director, Corporate Fuels

         As to Seller:
                                   Arch Coal Sales Company, Inc.
                                   CityPlace One, Suite 300
                                   St. Louis, Missouri  63141
                                   Attn: Regional Vice-President Sales

         As to Arch:
                                   Arch Coal, Inc.
                                   CityPlace One Suite 300
                                   St. Louis, Missouri  63141
                                   Attn: General Counsel

Either party hereto may change its address or representative for the purposes of notices or communications hereunder by furnishing notice thereof to the other party in compliance with this provision
         11) Assignment - Arch's rights and obligations under this Guaranty may be assigned to the ultimate parent company of an approved assignee of Seller's rights and obligations under the Contract, provided the assignment provisions of the Contract shall control and provided

                                                       ARCH COAL SALES CO., INC.
                                                       KU Contract # KUF02849

further, such that a wholly-owned subsidiary or wholly affiliate company of the ultimate parent takes title to the Coal Property. If such assignee is not owned either directly or indirectly by Arch and if Buyer has agreed to release Seller from the Obligations, this Guaranty shall terminate and Arch shall be released from any further obligations or liabilities hereunder. If another company with substantial assets becomes the new ultimate parent company of Seller, Arch may, with Buyer's written approval, assign its rights and obligations hereunder to such other company and thereafter, as to Arch, this Guaranty shall terminate, and Arch shall be released from any further obligations or liabilities hereunder.

         IN WITNESS WHEREOF, Arch has executed this Guaranty as of the date first written above.

                                                ARCH COAL, INC.

                                                By:


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